UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-14465	IDACORP, Inc.	82-0505802

1221 W. Idaho Street

Boise, Idaho 83702-5627

(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2025, IDACORP, Inc. (“IDACORP”) entered into separate forward sale agreements (the “Forward Sale Agreements”) with each of Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, and Wells Fargo Bank, National Association (the “Forward Purchasers”), relating to an aggregate of 4,504,505 shares (the “Forward Shares”) of IDACORP’s common stock, without par value (the “Common Stock”), to be borrowed from third parties and sold by the Forward Sellers (defined below) to the Underwriters (defined below). On May 9, 2025, IDACORP entered into additional forward sale agreements with each of the Forward Purchasers relating to an aggregate of 675,675 shares of Common Stock (the “Additional Forward Sale Agreements” and, unless the context otherwise requires, the term Forward Sale Agreements as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreements).

On May 8, 2025, IDACORP entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), the Forward Purchasers, and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC as forward sellers (in such capacities, the “Forward Sellers”), pursuant to which the Forward Sellers sold the Forward Shares to the Underwriters. As contemplated by the Forward Sale Agreements, the Forward Sellers borrowed from third parties all such shares of Common Stock.

The Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at IDACORP’s discretion by November 9, 2026. On a settlement date or dates, if IDACORP decides to physically settle the Forward Sale Agreements, IDACORP will issue shares of Common Stock to the Forward Purchasers at the then-applicable forward sale price. The forward sale price will initially be $107.67 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. The Forward Sale Agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreements by amounts related to expected dividends on shares of IDACORP’s Common Stock during the term of the Forward Sale Agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a Forward Seller of borrowing the number of shares of IDACORP’s Common Stock underlying the applicable Forward Sale Agreement exceeds a specified amount.

Before the issuance of shares of IDACORP’s Common Stock, if any, upon settlement of the Forward Sale Agreements, IDACORP expects that the shares issuable upon settlement of the Forward Sale Agreements will be reflected in IDACORP’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of IDACORP’s Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of IDACORP’s Common Stock that would be issued upon full physical settlement of the Forward Sale Agreements over the number of shares of IDACORP’s Common Stock that could be purchased by IDACORP in the market (based on the average market price of IDACORP’s Common Stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, IDACORP anticipates there will be no dilutive effect on IDACORP’s earnings per share except during periods when the average market price of shares of IDACORP’s Common Stock is above the applicable adjusted forward sale price, which is initially $107.67 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of IDACORP’s Common Stock during the term of the Forward Sale Agreements.

However, if IDACORP decides to physically or net share settle the Forward Sale Agreements, delivery of shares of IDACORP’s Common Stock on any physical or net share settlement of the Forward Sale Agreements will result in dilution to IDACORP’s earnings per share.

The Forward Sale Agreements will be physically settled, unless IDACORP elects to settle the Forward Sale Agreements in cash or to net share settle the Forward Sale Agreements (which IDACORP has the right to do, subject to certain conditions). If IDACORP decides to physically settle or net share settle the Forward Sale Agreements, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreements will result in dilution to IDACORP’s earnings per share. If IDACORP elects cash or net share settlement for all or a portion of the shares of Common Stock underlying such Forward Sale Agreements, IDACORP would expect each of the Forward Purchasers or their respective affiliates to repurchase a number of shares of Common Stock equal to the portion for which IDACORP elects cash or net share settlement in order to satisfy its obligations to return the shares of IDACORP’s Common Stock the Forward Purchasers or their respective affiliates have borrowed in connection with sales of Common Stock in the Offering (as defined below) and, if applicable in connection with net share settlement, to deliver shares of Common Stock to IDACORP. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, IDACORP will pay or deliver, as the case may be, to the Forward Purchasers under the Forward Sale Agreements, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, the Forward Purchasers will pay or deliver, as the case may be, to IDACORP under the Forward Sale Agreements, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

Each Forward Purchaser will have the right to accelerate its respective Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require IDACORP to physically settle such Forward Sale Agreement on a date specified by such Forward Purchaser if:

•

in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate, is unable to hedge its exposure to the transactions contemplated by such Forward Sale Agreement because of the lack of sufficient shares of IDACORP’s Common Stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

IDACORP declares any dividend or distribution on shares of IDACORP’s Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than IDACORP’s Common Stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in such Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of IDACORP’s Common Stock (each as more fully described in the relevant Forward Sale Agreement); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by IDACORP in connection with entry into such Forward Sale Agreement, IDACORP’s bankruptcy (except as described in the prospectus supplement) or certain changes in law (each as more fully described in each Forward Sale Agreement).

The underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, IDACORP and its subsidiaries for which they have received and in the future may receive customary fees and expenses. For instance, an affiliate of Wells Fargo Securities, LLC serves as a joint lead arranger and its affiliate serves as administrative agent and a lender, an affiliate of J.P. Morgan Securities LLC serves as a joint lead arranger and lender, and affiliates of BofA Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc. serve as lenders under IDACORP’s $100 million revolving credit facility and Idaho Power Company’s $400 million revolving credit facility.

The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Sale Agreements and each of the Additional Forward Sale Agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 and 10.4, 10.5, and 10.6 hereto, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On May 8, 2025, IDACORP entered into the Underwriting Agreement with the Underwriters, the Forward Sellers, and the Forward Purchasers with respect to the offering and sale in an underwritten public offering by the Underwriters (the “Offering”) of 4,504,505 shares (the “Offered Shares”) of Common Stock. All of the Offered Shares were borrowed from third parties and sold to the Underwriters by the Forward Sellers.

On May 9, 2025, the Underwriters exercised in full their option to purchase an additional 675,675 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Purchasers entered into each of the Additional Forward Sale Agreements relating to such number of shares.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-285140) of IDACORP (the “Registration Statement”), and a prospectus supplement dated May 8, 2025, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 9, 2025. A legal opinion related to the Registration Statement is also filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this report.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of May 8, 2025

5.1	Opinion of Perkins Coie LLP

10.1	Forward Sale Agreement between IDACORP, Inc. and Morgan Stanley & Co. LLC dated as of May 8, 2025

10.2	Forward Sale Agreement between IDACORP, Inc. and JPMorgan Chase Bank, National Association, New York Branch dated as of May 8, 2025

10.3	Forward Sale Agreement between IDACORP, Inc. and Wells Fargo Bank, National Association dated as of May 8, 2025

10.4	Additional Forward Sale Agreement between IDACORP, Inc. and Morgan Stanley & Co. LLC dated as of May 9, 2025

10.5	Additional Forward Sale Agreement between IDACORP, Inc. and JPMorgan Chase Bank, National Association, New York Branch dated as of May 9, 2025

10.6	Additional Forward Sale Agreement between IDACORP, Inc. and Wells Fargo Bank, National Association dated as of May 9, 2025

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2025

IDACORP, INC.

By:	/s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer